EXHIBIT 10.2
AGREEMENT FOR SALE AND PURCHASE
          THIS AGREEMENT FOR SALE AND PURCHASE (“Agreement”) made and entered into by and among CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED, a Maryland corporation (“CPA:14”), whose address is 50 Rockefeller Plaza, New York City, NY 10020, and W.P. CAREY & CO. LLC, a Delaware limited liability company, (the “Buyer”) whose address is 50 Rockefeller Plaza, New York City, NY 10020.
WITNESSETH:
     1.     Subject to the terms and conditions hereinafter set forth, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree that CPA:14 shall sell, and Buyer shall buy, assume and accept, or cause to be bought, assumed and accepted by CAREY REIT II, INC., a Maryland corporation (“REIT II”), an affiliate of Buyer, the applicable respective interest of the CPA:14, directly or indirectly, in and to the respective entities (“Owning Entities”) which directly or indirectly own the properties, as such properties are described on Exhibits “A-1” through “A-3” and on Schedule 1 attached hereto and incorporated herein (singularly, a “Land”, and collectively, the “Lands”), together with CPA:14’s direct and indirect interest in (i) all buildings and other improvements situated on the Lands (singularly, a “Building”, and collectively, the “Buildings”), (ii) all right, title and interest of the Owning Entities in and to all easements, rights of way, reservations, privileges, appurtenances, and other estates pertaining to the Lands and the Buildings, (iii) all right, title and interest of the Owning Entities, if any, in and to the fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Lands or the Buildings owned by the Owning Entities and not by Tenants (collectively, the “Personal Property”), (iv) all right, title and interest of the Owning Entities, if any, in and to the trade name(s) of the Buildings and all other names, designations, logos, service marks and the appurtenant goodwill used in connection with the Properties (except for names and logos registered as CPA and CPA:14), (v) all right, title and interest of the Owning Entities, if any, in and to all strips and gores, all adjacent streets and alleys adjoining the Lands to the center line thereof, and all right, title and interest of the Owning Entities, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Lands or the Buildings by reason of a change of grade of any street, road or avenue, (vi) all right, title and interest of the Owning Entities, if any, in and to the leases licenses and other occupancy agreements, together with all amendments, renewals and modifications thereof for the respective Lands and Buildings, or any portions thereof (collectively, the “Leases”), together with all rents and other sums due under the Leases and any security deposits, letters of credit, guaranties, and/or together with any warrants delivered in connection with any of the Leases, (vii) all right, title and interest of Owning Entities, if any, in, to and under those purchase orders, equipment leases, and managements, service, advertising, franchise and license agreements and other contracts and agreements relating to the ownership, use, operation and maintenance of the applicable Land and Building and Personal Property (collectively, the “Service Agreements”), (viii) all right, title and interest of the Owning Entities, if any, in, to and under all guaranties, warranties and agreements (express or implied) from contractors, subcontractors, vendors and suppliers, if any, regarding their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of any and all Buildings and Personal Property (collectively, the “Warranties”), (ix) to the extent transferable, certificates, licenses, permits, authorizations, consents, authorizations, approvals and variances, if any, by any governmental or quasi-governmental authority, including, without limitation, a letter or certificate regarding the zoning of each of the Lands from the applicable local office(s) (collectively, the “Permits”), (x) all right, title and interest of the Owning Entities in and to any insurance, casualty and/or condemnation proceeds and awards and any rights or claims thereto relating to any of the Properties and payable or to be assigned pursuant to Section 19 hereof; (xi) all right, title and interest of the Owning Entities in and to all accounts, accounts receivable and reserve funds held by or for the benefit of CPA:14 or a Subsidiary with respect to the operation of the Properties; and (xii) all of the Owning Entities’ liabilities and obligations relating to the Land and items described in clauses (i) – (xi) (the Lands, the Buildings and all of the foregoing items listed in clauses (i) – (xii) above being hereinafter sometimes singularly referred to as a “Property”, and collectively referred to as the “Properties”). The respective interests of CPA:14 in and to the Owning Entities which own the Properties are collectively referred to as the “Interests”. The transaction contemplated by this Agreement contemplates the sale and purchase of all, but not less than all, of the Interests.
     2.     PURCHASE PRICE
          (a)     The aggregate purchase price (“Purchase Price”) for the Interests is (i) Thirty Two Million Eighty Thousand Eight Hundred Ninety-Four and 00/100 Dollars ($32,080,894.00) payable in cash, which shall be allocated among the Interests and Properties in accordance with the allocation schedule set forth on Exhibit “B” attached hereto and incorporated herein (“Cash Purchase Price”) and (ii) by Closing, the acknowledgement and agreement by Buyer that loans encumbering the applicable Property identified on Exhibit “C” attached hereto and incorporated herein (“Assumable Loans”) remain outstanding and an obligation of the respective Owning Entities.
          (b)     Buyer acknowledges that following the Closing, the Properties will remain encumbered by the Assumable Loans and that Buyer shall be obligated to obtain any required approvals from the lenders of the Assumable Loans to the transfer of the Interests and to pay, in addition to the Purchase Price, any assumption fees, transfer fees and/or other costs and expenses incurred in connection with the transfer of the Interests. Buyer and CPA:14 shall exercise good faith reasonable efforts to obtain lenders’ approvals. Buyer further acknowledges and agrees that the Assumable Loan encumbering the Federal Express Property identified on Exhibit “C” may be refinanced prior to the Closing and upon such refinancing, the replacement loan will be substituted for the replaced loan and for all purposes hereunder shall thereafter be the Assumable Loan with respect to the Federal Express Property.
          (c)     The Cash Purchase Price, as increased or decreased by prorations and adjustments pursuant to Section 13 hereof, shall be payable by wire transfer of immediately available funds at the Closing (as hereinafter defined).
     3.     PURCHASE PRICE PAYMENT. CPA:14 may direct that the Cash Purchase Price, as increased or decreased by prorations and adjustments pursuant to Section 13 hereof, be paid by confirmed federal wire transfer of immediately available funds to CPA:14, and Buyer agrees to make such payment as directed.
     4.     PROPERTY CONVEYED “AS-IS, WHERE-IS”. Buyer hereby acknowledges that it currently indirectly holds an interest in the Owning Entities and that through a wholly-owned subsidiary it has been managing the Properties for the Owning Entities and is intimately familiar with the Properties and all portions thereof, and the titles thereto, encumbrances thereon, physical condition thereof and of all improvements thereon, leases affecting portions thereof, tenants and occupants thereof, Service Agreements and operations (including all costs, expenses and revenues from the ownership of each Property). As a result thereof, Buyer agrees as follows:
     EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 8 HEREOF OR IN THE TRANSFER DOCUMENTS, CPA:14 IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR

PURPOSE, TITLE (OTHER THAN THE OWNING ENTITIES’ WARRANTY OF TITLE), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE ITEMS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF CPA:14 OR SUCH OWNING ENTITIES TO BUYER OR ANY OTHER MATTER OR THING REGARDING ANY OF THE PROPERTIES. UPON CLOSING, THE RESPECTIVE PROPERTIES SHALL BE DELIVERED, AND BUYER (OR REIT II) SHALL ACCEPT DELIVERY OF THE RESPECTIVE PROPERTIES, “AS IS, WHERE IS, WITH ALL FAULTS.” BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF CPA:14 OR THE OWNING ENTITIES WITH RESPECT TO ANY OF THE PROPERTIES EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR IN ANY TRANSFER DOCUMENTS. BUYER HAS PREVIOUSLY CONDUCTED SUCH INVESTIGATIONS OF THE PROPERTIES, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTIES AND WILL RELY SOLELY UPON SAME AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED HEREIN OR IN ANY OF THE TRANSFER DOCUMENTS. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS. BUYER, UPON CLOSING, HEREBY WAIVES, RELINQUISHES AND RELEASES CPA:14, FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT [I.E., NEGLIGENCE AND STRICT LIABILITY]), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) (COLLECTIVELY, “CLAIMS”) OF ANY KIND AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST CPA:14, AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL AND ENVIRONMENTAL CONDITIONS, THE VIOLATION OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER MATTERS REGARDING THE PROPERTIES, OR ANY OF THEM.
     5.     BUYER AND CPA:14 CONTINGENCY.
          (a)     The obligation of Buyer hereunder to close is subject to satisfaction, (i) as evidenced by a written confirmation thereof from Corporate Property Associates 16 – Global Incorporated (“CPA:16”), which written confirmation shall not be unreasonably withheld, delayed or conditioned, of all conditions precedent to the merger (the “Merger”) of CPA:14 with and into CPA:16, as set forth and defined in that certain Agreement and Plan of Merger dated as of December 13, 2010 (“Merger Agreement”) by and among CPA:14, CPA:14 Sub Inc., CPA:16, CPA 16 Acquisition Inc., CPA 16 Merger Sub Inc., CPA 16 Holdings Inc. and W.P. Carey & Co. LLC, other than the closing of the transactions contemplated by this Agreement and other than those which by their nature, are satisfied at closing of the Merger and (ii) of CPA:14’s delivery of all the Transfer Documents that it is required to deliver pursuant to Section 11 hereof. It is understood, however, that the delivery of certain documents to effectuate the actual Merger of CPA:14 with and into CPA:16 shall not occur until subsequent to the closing of the transactions contemplated hereby and is not a contingency to this transaction.
          (b)     The obligation of CPA:14 to close is subject to satisfaction, (i) as evidenced by a written confirmation thereof from CPA:16, which written confirmation shall not be unreasonably withheld, delayed or conditioned, of all conditions precedent to the Merger of

CPA:14 with and into CPA:16, other than the closing of the transactions contemplated by this Agreement and other than those which by their nature, are satisfied at closing of the Merger and (ii) of Buyer’s delivery of the Transfer Documents that it is required to deliver pursuant to Section 11 hereof. It is understood, however, that the delivery of certain documents to effectuate the actual Merger of CPA:14 with and into CPA:16 shall not occur until subsequent to the closing of the transactions contemplated hereby and is not a contingency to this transaction.
     6.     TITLE COMMITMENTS AND POLICIES. Buyer may order an update of title in order for First American Title Insurance Company (“Title Company”) to issue title commitments (collectively, “Commitments”) for the Properties, together with copies of all documents shown as title exceptions in the Commitments (“Title Documents”). Buyer acknowledges that it is familiar with the title to the Properties and except for any (i) mortgage, deed of trust, deed to secure debt, assignment of leases and rents, negative pledge, financing statement and similar instruments encumbering all or any portion of the Properties (other than first priority mortgages, deeds of trusts, deeds to secure debt, assignments of leases and rents, negative pledges, financing statements and similar instruments encumbering all or any portion of the Properties securing the Assumable Loans), (ii) mechanic’s, materialmen’s, broker’s or similar lien created or caused by the Owning Entities (unless resulting from any act or omission of Buyer) and (iii) judgment or other monetary lien filed against the Owning Entities (collectively, “Liens”), which the Owning Entities shall satisfy at Closing, CPA:14 and the Owning Entities shall have no obligation to eliminate or cure any other title exceptions, and Buyer will proceed to Closing subject to all other matters affecting the title to the Properties.
     7.     TIME OF CLOSING. The Closing (“Closing”) shall occur immediately following satisfaction of the respective Buyer’s and CPA:14’s Contingency set forth in Section 5 above and prior to closings of the merger of CPA:14 with and into CPA:16 at a time and location mutually agreed to by CPA:14 and Buyer (“Closing Date”).
     8.     REPRESENTATIONS AND COVENANTS OF CPA:14. CPA:14 expressly covenants, represents and warrants to Buyer as to itself and as to each Property in which such CPA:14 has a direct or indirect interest in an Owning Entity owning such Property, as follows:
          A.     CPA:14 is the owner of a direct or indirect equity interest in the Owning Entity which is the owner (or one of the owners) of a fee interest in such Property.
          B.     CPA:14 and each entity wholly owned (directly or indirectly ) by CPA:14 which has an ownership interest in the Owing Entity owning a Property (a “Subsidiary”) is a duly formed and validly existing entity in good standing under the laws of its state of organization and is qualified to do business in the state(s) in which it is legally required to be so qualified.
          C.     CPA:14 has full right, power and authority to execute, deliver and perform its obligations under this Agreement and has taken or will take all necessary action and obtained all necessary consents to authorize the execution, delivery and performance of this Agreement and all documentation required to effectuate the full intent and purposes of this Agreement, and this Agreement is enforceable against CPA:14 and such Subsidiary.
          D.     The execution and delivery of this Agreement and the Transfer Documents by CPA:14, and the consummation by CPA:14 of the transaction contemplated hereby and thereby does not and will not, (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority by which CPA:14 is bound, (ii) subject to receipt of applicable consents, if any, discussed in the Merger Agreement and Schedule of Disclosures thereunder, conflict with, result in a breach of, or constitute a default under the organizational documents of CPA:14 or any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any material agreement or instrument to which CPA:14 is a party or by which it is bound, or (iii) violate any law, statute, rule or regulation by which CPA:14 is bound.

          E.     There is no legal action pending, or to the knowledge of such CPA:14, threatened in writing against CPA:14 or a Subsidiary or an Owning Entity which relates and materially and adversely affects the use and operation or value of a Property or otherwise materially adversely affects the ability of CPA:14 to perform its obligations hereunder.
          F.     No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by CPA:14 or any Subsidiary or Owning Entity.
          G.     Neither CPA:14 nor any Subsidiary is a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended.
          H.     CPA:14 and each Subsidiary and each Owning Entity has at all times been in material compliance with and will continue to be in material compliance through the Closing Date with (a) the Patriot Act, Pub. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the Money Laundering Control Act of 1986, and laws relating to the prevention and detection of money laundering in 18 U.S.C. §§ 1956 and 1957; (b) the Export Administration Act (50 U.S.C. §§ 2401-2420), the International Emergency Economic Powers Act (50 U.S.C. § 1701, et seq.), the Arms Export Control Act (22 U.S.C. §§ 2778-2994), the Trading With The Enemy Act (50 U.S.C. app. §§ 1-44), and 13 U.S.C. Chapter 9 and (c) the Foreign Asset Control Regulations contained in 31 C.F.R., Subtitle B, Chapter V.
          I.     CPA:14 has not received, nor to the best of CPA:14’s knowledge has any Subsidiary or Owning Entity received, any written notice of any pending or threatened eminent domain or condemnation proceeding from any governmental authority with respect to all or any part of the Properties which would materially and adversely affect the use and operation or value of a Property, and, to the best of CPA:14’s knowledge, no such proceeding exists or is threatened.
          J.     CPA:14 has not received, nor to the best of CPA:14’s knowledge has any Subsidiary or Owning Entity received, any written notice of a material violation of any laws enacted by any federal, state, local or other governmental agency or regulatory body which remains uncured, outstanding or in effect which would materially adversely affect the use and operation or value of such Property or otherwise materially adversely affect the ability of CPA:14 to perform its obligations hereunder.
          K.     CPA:14 has not received, nor to the best of CPA:14’s knowledge has any Subsidiary or Owning Entity received, written notice of any currently existing violations of Environmental Laws (and to the best of CPA:14’s knowledge, no such violations currently exist) with respect to any Property or pending or threatened administrative or other legal proceedings, including, without limitation, any enforcement proceeding under any Environmental Laws concerning Hazardous Substances, relating to any Property, or of any settlement thereof which would materially and adversely affect the use and operation or value of a Property.
“Environmental Laws” shall mean any law, statute, rule or regulation now or hereafter in effect pertaining to Hazardous Substances, protection of the environment, or human health and safety with respect to exposure to any Hazardous Substances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the

Hazardous and Solid Wastes Amendments of 1984, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Water Act (33 U.S.C. § 1321 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. § 7401 et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) and any similar state or local any law, statute, rule or regulation.
“Hazardous Substances” shall mean (a) asbestos, radon gas and urea formaldehyde foam insulation, (b) any solid, liquid, gaseous or thermal contaminant, including, without limitation, smoke, vapor, soot, molds, fumes, acids, alkalis, chemicals, solvents, petroleum products or byproducts, natural gas, natural gas liquids and liquefied natural gas and synthetic gas, polychlorinated biphenyls, phosphates, lead or other heavy metals and chlorine, (c) any solid or liquid waste (including, without limitation, hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical, hazardous mixture, toxic substance, pollutant, pollution and regulated substance, and (d) any other chemical, material or substance, in each case to the extent regulated by any Environmental Laws, whether on or after the date hereof.
     All representations and warranties of CPA:14 set forth in this Agreement and the conditions and circumstances contained herein shall be effective, valid, true and correct on the Closing Date and the representations and warranties of CPA:14 shall survive the Closing for a period of six (6) months.
     9.     REPRESENTATIONS AND COVENANTS OF BUYER. Buyer expressly covenants, represents and warrants to CPA:14, as follows:
          A.     Buyer is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware.
          B.     Buyer has full right, power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary action and obtained all necessary consents to authorize the execution, delivery and performance of this Agreement and all documentation required to effectuate the full intent and purposes of this Agreement, and this Agreement is enforceable against Buyer.
          C.     There is no legal action pending or to Buyer’s knowledge threatened in writing against Buyer which would materially and adversely affect the ability of Buyer to carry out the transactions contemplated by this Agreement.
          D.     The execution and delivery of this Agreement and the Transfer Documents by Buyer, and the consummation by Buyer of the transaction contemplated hereby and thereby does not and will not, (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or governmental authority by which Buyer or REIT II is bound, (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Buyer or REIT II or any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any material agreement or instrument to which Buyer or REIT II is a party or by which it is bound, or (iii) violate any law, statute, rule or regulation by which Buyer or REIT II is bound.
          E.     No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Buyer.

          F.     Buyer has at all times been in material compliance with and will continue to be in material compliance through the Closing Date with (a) the Patriot Act, Pub. L. No. 107-56, the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., the Money Laundering Control Act of 1986, and laws relating to the prevention and detection of money laundering in 18 U.S.C. §§ 1956 and 1957; (b) the Export Administration Act (50 U.S.C. §§ 2401-2420), the International Emergency Economic Powers Act (50 U.S.C. § 1701, et seq.), the Arms Export Control Act (22 U.S.C. §§ 2778-2994), the Trading With The Enemy Act (50 U.S.C. app. §§ 1-44), and 13 U.S.C. Chapter 9; (c) the Foreign Asset Control Regulations contained in 31 C.F.R., Subtitle B, Chapter V; and (d) any other civil or criminal federal or state laws, regulations, or orders of similar import.
          G.     At the Closing, Buyer has, and shall have, sufficient resources available to consummate all the transactions contemplated hereby, including paying the Purchase Price to CPA:14 in cash.
          H.     Buyer has not received, nor to the best of Buyer’s knowledge has REIT II received, any written notice of a material violation of any laws enacted by any federal, state, local or other governmental agency or regulatory body which remains uncured, outstanding or in effect which could materially adversely affect the ability of Buyer or REIT II to perform its obligations hereunder.
          I.     Buyer does not intend to (a) enter into a definitive agreement within six (6) months after the Closing Date hereunder to sell any of the Interests or their respective interests in any of the Interests purchased under this Agreement or (b) otherwise sell and close on the conveyance of a Property or otherwise transfer the Interests purchased under this Agreement within six (6) months after the Closing Date.
     All representations and warranties of Buyer set forth in this Agreement and the conditions and circumstances contained herein shall be effective, valid, true and correct on the Closing Date and the representations and warranties of Buyer shall survive the Closing for a period of six (6) months.
     10.     PERMITTED ENCUMBRANCES. Upon Closing hereunder and transfer of the Interests to Buyer or REIT II, the respective title of the applicable Owning Entity in and to the applicable Property shall be subject only to: (i) zoning and/or restrictions and prohibitions imposed by governmental authorities to which Buyer has not objected; (ii) covenants, conditions, restrictions, easements and other matters of record or apparent from an inspection of the Properties or a survey of the Properties, (iii) the Assumable Loans and the documents evidencing or securing the Assumable Loans; and (iv) taxes and assessments which are a lien, but not yet due and payable (collectively, the “Permitted Encumbrances”).
     11.     DOCUMENTS FOR CLOSING. At Closing, CPA:14 shall deposit in escrow with First American Title Insurance Company (the “Escrow Agent”), the following executed documents (the “Transfer Documents”):
          (1)     Instruments transferring and conveying to Buyer (or REIT II) the memberships, shareholders and/or partnership interest of CPA:14 in the applicable Subsidiary wholly owned directly by CPA:14, which subsidiary owns directly or indirectly an interest in the Owning Entity which own the respective Properties (“Transfer Documents”).
          (2)     A resolution from the Board of directors of CPA:14 authorizing the sale of the Interests; and

          (3)     A certificate from CPA:14 and each applicable Subsidiary and Owning Entity certifying that it is not a “foreign person” or “foreign corporation” within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended; and
          (4)     Such other documents as Buyer or the Title Company shall reasonably request to evidence or facilitate the sale and transfer of the Interests.
     At Closing, Buyer shall deposit in escrow with the Escrow Agent, the following executed documents:
          (1)     Counterparts of the Transfer Documents, including the acceptance of the Interests and assumptions of all terms, liabilities and obligations thereunder arising and accruing after the Closing;
          (2)     A resolution from the Board of Directors of Buyer [and REIT II, to the extent REIT II acquires any Interest] authorizing the purchase of the Interests; and
          (3)     Such other documents as CPA:14 or the Title Company shall reasonably request to evidence or facilitate the purchase of the Interests.
     12.     EXPENSES.
          A.     Buyer shall pay the following costs:
               (1)     The escrow fee;
               (2)     The cost to effectuate the transfers of Interest contemplated hereunder;
               (3)     Loan assumption fees; and
               (4)     Any transfer or conveyance tax and any other tax charged in connection with the transfer of Interests.
          B.     CPA:14 shall pay any costs to be borne by CPA:14 and specifically provided for in this Agreement.
     13.     PRORATION OF RENTS AND INTEREST ON ASSUMABLE LOANS. CPA:14 shall pay or cause to be paid to Buyer, in cash at Closing, the proportionate share (based on the percentage of ownership interest in the applicable Owning Entity represented by the Interests; said percentages being hereinafter collectively called the “Interest Percentages” or individually for each Property, the “Interest Percentage”) of the amount of any prepaid rents and rents paid for the month in which Closing occurs paid to each applicable Owning Entity by tenants as of the Proration Date. The prorations of prepaid rents and rents shall be computed on a monthly basis based upon the actual number of days in the calendar month. No proration shall be made for rents delinquent as of the Closing Date (“Delinquent Rents”). Any Rents collected after Closing shall first be applied to current rent and then to Delinquent Rents. In addition, the applicable Interest Percentage of interest occurring under the Assumable Loans shall be prorated as of the Proration Date. Further, at Closing, a credit in the amount of the Interest Percentage of the tenant improvement allowance outstanding, if any, under the Lease to the tenant at the San Diego, California Property owned by AMLN Landlord LLC shall be taken by the Buyer against the Cash Purchase Price.

     14.     PRORATION DATE. Interest and rents of the Properties and allocable to the Interests shall be prorated through 11:59 P.M. on the day prior to Closing (“Proration Date”).
     15.     COMMUNICATIONS. All notices, demands, requests, consents, approvals, waivers or other communications shall be in writing and shall be deemed to be delivered (i) when mailed, upon receipt or refusal thereof, (ii) when delivered by a nationally recognized overnight courier service, upon confirmation of delivery by the courier service or refusal thereof or (iii) when sent by confirmed telecopy, upon receipt, and addressed to the parties as follows:
If to CPA:14 address as follows:
Corporate Property Associates 14 Incorporated
50 Rockefeller Plaza
New York City, NY 10020
Attn: Director, Asset Management
Fax Number: 212-492-8922
with a copy to:
Reed Smith, LLP
599 Lexington, Avenue
New York, NY 10022-7650
Attn: Ruth S. Perfido, Esq.
Fax Number: 212 521-5450
And to:
Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Attn: Judith D. Fryer, Esq.
Fax Number: 212-805-9330
If to Buyer, to the address as follows:
W.P. Carey & Co. LLC
50 Rockefeller Plaza
New York City, NY 10020
Attn: Director, Asset Management
Fax Number: 212-492-8922
with a copy to:
Reed Smith, LLP
599 Lexington, Avenue
New York, NY 10022-7650
Attn: Ruth S. Perfido, Esq.
Fax Number: 212 521-5450
And to:
Clifford Chance US, LLP
31 West 52nd Street
New York, NY 10019-6131
Attn: Kathleen L. Werner, Esq.
Fax Number: 212-878 8375

     16.     EFFECTIVE DATE OF AGREEMENT. The effective date (“Effective Date”) of this Agreement shall be the last date that this Agreement is executed either by CPA:14 or by Buyer.
     17.     ATTORNEY’S FEES AND COSTS. In connection with any litigation arising out of this Agreement, each party shall pay its own legal fees and costs incurred in connection with such litigation, appellate proceedings and post-judgment proceedings.
     18.     BROKERAGE. Buyer and CPA:14 each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder in connection with the negotiations of this Agreement and/or the consummation of the purchase and sale contemplated hereby, and no broker or person, firm or entity is entitled to any commission or finder’s fee in connection with this Agreement or this transaction. Buyer and CPA:14 do each hereby indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any broker, finder or other similar party by reason of any actions of the indemnifying party.
     19.     CONDEMNATION AND CASUALTY.
          A.     CONDEMNATION. Buyer hereby agrees to assume the risk during the term of this Agreement for any threatened or commenced condemnation or eminent domain. CPA:14 shall promptly notify Buyer of any threatened or commenced condemnation or eminent domain proceedings affecting any Property to the extent that Buyer, as owner directly or indirectly of an interest in the Owning Entities, has not otherwise been advised of the same. In the event that all or any portion of a Property shall be taken in condemnation or by conveyance in lieu thereof or under the right of eminent domain or formal proceedings have been initiated therefor after the Effective Date and before the Closing Date, Buyer, nonetheless, shall be obligated to proceed to close the transaction contemplated herein pursuant to the terms hereof, in which event CPA:14 shall deliver to Buyer or REIT II, as applicable, at the Closing any proceeds actually received by such CPA:14 attributable to such Property from such condemnation or eminent domain proceeding or conveyance in lieu thereof and assign to Buyer or REIT II, as applicable, the rights of CPA:14 to any such proceeds not yet received by it, and there shall be no reduction in the allocated portion of the Purchase Price for such Property.
          B.     CASUALTY. Buyer hereby agrees to assume the risk during the term of this Agreement for any casualty or damage affecting any Property. CPA:14 shall promptly notify Buyer of any casualty affecting any Property to the extent that Buyer, as owner directly or indirectly of an interest in the Owning Entities, has not otherwise been advised of the same. In the event that all or any portion of a Property shall be damaged or destroyed by fire or other casualty after the Effective Date and before the Closing Date, Buyer, nonetheless, shall be obligated to close the transaction contemplated herein according to the terms hereof, notwithstanding such casualty loss, and CPA:14 shall either (i) deliver to Buyer or REIT II, as applicable, at the Closing any insurance proceeds actually received by CPA:14 attributable to the

Property from such casualty, or (ii) assign to Buyer or all of the right, title, and interest of CPA:14 in any claim under any applicable insurance policies in respect of such casualty, together with payment to Buyer of an amount equal to the Interest Percentage of the deductible(s), if any, applicable to such loss under the insurance policy(ies), and there shall be no reduction in the allocated portion of the Purchase Price for such Property.
     20.     DEFAULT.
          A.     CPA:14 DEFAULT; BUYER’S SOLE REMEDIES. If, after written demand, CPA:14 fails to consummate this Agreement in accordance with its terms (other than by reason of (i) Buyer’s breach of any of its representations or warranties contained in this Agreement; (ii) Buyer’s continuing default of any of its material covenants hereunder after ten (10) days’ prior written notice of such default; (iii) a termination of this Agreement by Sellers or Buyer pursuant to a right to do so expressly provided for in this Agreement; or (iv) the failure of the satisfaction of any condition or contingency herein that is within the control of Buyer to satisfy), Buyer may either (1) terminate this Agreement by written notice to CPA:14, in which event all further rights and obligations of the parties hereunder will terminate or (2) pursue specific performance of this Agreement, provided, however, that such action in equity for specific performance is commenced by Buyer duly and properly filing and serving a complaint within sixty (60) days after the Outside Closing Date (as hereinafter defined). Notwithstanding anything to the contrary in this Agreement, the Buyer may not terminate this Agreement or refuse to close the transactions contemplated hereby unless the breach of a representation, warranty or covenant by CPA:14 has a material adverse effect on the Properties, taken as a whole. In the event of any continuing default by CPA:14 after Closing in any of its representations, warranties or covenants in this Agreement which survive Closing or any documents delivered by CPA:14 at Closing, and such default continues for more than thirty (30) days after written notice of such default from Buyer, Buyer shall be entitled to pursue its remedies available at law or in equity.
          B.     BUYER’S DEFAULT; CPA:14’S SOLE REMEDIES. If after written demand, Buyer fails to consummate this Agreement in accordance with its terms (other than by reason of (i) breach by CPA:14 of any of its representations or warranties contained in this Agreement; (ii) the continuing default by CPA:14 of any of its material covenants after ten (10) days’ prior written notice of such default; (iii) a termination of this Agreement by CPA:14 or Buyer pursuant to a right to do so expressly provided for in this Agreement; or (iv) the failure of the satisfaction of any condition or contingency herein that is within the control of CPA:14 to satisfy), CPA:14 may either terminate this Agreement, in which event all further rights and obligations of the parties hereunder will terminate, or CPA:14 may also pursue specific performance of this Agreement; provided, however, that such action in equity for specific performance is commenced by CPA:14 duly and properly filing a complaint within sixty (60) days after the Outside Closing Date (as hereinafter defined). Notwithstanding anything to the contrary in this Agreement, CPA:14 may not terminate this Agreement or refuse to close the transactions contemplated hereby unless the breach of a representation, warranty or covenant by the Buyer has a material adverse effect on the Properties, taken as a whole. Buyer acknowledges that monetary damages are not sufficient to adequately compensate CPA:14 for a default by Buyer hereunder. In the event of Buyer’s continuing default after Closing in any of its representations, warranties or covenants in this Agreement which survive Closing or any documents delivered by Buyer at Closing, and such default continues for more than thirty (30) days after written notice of such default from CPA:14, CPA:14 shall be entitled to pursue any remedies available at law or in equity.
          C.     NO DEFAULT; MUTUAL TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

               (a)     by mutual written consent of Buyer and CPA:14, but conditioned upon the consent of CPA: 16 to such termination, which consent of CPA:16 is not to be unreasonably withheld, delayed or conditioned;
               (b)     by CPA:14, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement that has a material adverse effect on the Properties, taken as a whole;
               (c)     by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of CPA:14 set forth in this Agreement that has a material adverse effect on the Properties, taken as a whole;
               (d)     by either Buyer or CPA:14, if any judgment, injunction, order, decree or action by any governmental entity of competent authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable after the parties have used reasonable best efforts to have such judgment, injunction, order, decree or action removed, repealed or overturned;
               (e)     by either Buyer or CPA:14, if the agreement and plan of merger referred to in Section 5 hereof is terminated prior to the Closing hereunder pursuant to its terms; and
               (f)     by either Buyer or CPA:14, if the Closing shall not have occurred before September 30, 2011 (the “Outside Closing Date”) (subject to automatic extension until December 31, 2011, if a condition to Closing hereunder which is not satisfied as of September 30, 2011 is reasonably likely to be satisfied by December 31, 2011). Provided, if the Merger Agreement has been extended, the Outside Closing Date will be similarly extended until December 31, 2011. Either party may terminate this Agreement after December 31, 2011.
     21     TIME. Any time period provided for herein which shall end on Saturday, Sunday or state or national legal holiday shall extend to 5:00 P.M. Eastern Time of the next business day.
     22.     PERSONS BOUND. The benefits and obligations of the covenants herein shall inure to and bind the respective successors and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders.
     23.     FINAL AGREEMENT. This Agreement represents the final agreement of the parties and no agreements or representations, unless incorporated into this Agreement, shall be binding on any of the parties.
     24.     GOVERNING LAW. This Agreement shall be governed and construed in all respects with the laws of the State of New York.
     25.     EXECUTION AND COUNTERPARTS; FACSIMILES. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement shall not bind CPA:14 or Buyer as an offer or an agreement unless signed by the person or party sought to be bound. Facsimile transmissions and other copies of executed documents shall serve the same purpose as originals in connection with the terms of this Agreement and any notices required to be or given hereunder may be delivered by facsimile transmission in the manner provided in Section 15. The transmittal of an unexecuted draft of this document for purposes of review shall not be considered an offer to enter into an agreement.

     26.     AMENDMENT. This Agreement may not be modified or amended, except by an agreement in writing signed by CPA:14 and Buyer. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.
     27.     REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement and compliance with applicable law and the other terms of this agreement, each of CPA:14 and the Buyer agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all reasonable steps as maybe necessary to obtain an approval, waiver or exemption from any governmental entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing herein however, shall require either CPA:14 or the Buyer to increase any of its respective liabilities or obligations hereunder.
     28.     EQUITABLE ASSIGNMENT. To the extent the deliverables contemplated by Section 11 are third party consents or waivers which are required to be obtained under applicable law or the terms of a governing agreement in order to effect the transactions hereunder with respect to an applicable Property or Interest, but such consents or waivers have not been obtained at Closing, if the parties are otherwise required to close under the terms of Section 5, then the parties shall close the transactions hereunder but with respect to such outstanding deliverables, the parties shall continue to seek to obtain such consent or waiver, and until such time as it is obtained, the parties shall not transfer the Interest in breach of the applicable restrictions and instead shall enter into an equitable arrangement providing the Buyer or REIT II, as applicable, the benefits and risks of ownership with respect to the Interest for which the consent or waiver has not been obtained.
     29.     THIRD PARTY BENEFICIARIES. Except for the provisions of Section 9.I, of which the parties intend for the stockholders of CPA:14 to be third party beneficiaries, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.
     30.     SATISFACTION OF OBLIGATIONS. Except for those representations and warranties and obligations which by their terms expressly survive the Closing and delivery of the Transfer Documents, all other obligations of CPA:14 and the Buyer hereunder will be deemed satisfied upon delivery of the Transfer Documents and payment of the Purchase Price.
(signature blocks on the following pages)

BUYER: W.P. CAREY & CO. LLC, a Delaware limited liability company

By:	/s/ Thomas E. Zacharias

Its:	Managing Director and Chief Operating Officer

CPA:14: CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED, a Maryland corporation
By:	/s/ Susan C. Hyde

Its:	Managing Director and Secretary